EXHIBIT 99.1

Contact:

Investor Calls

Sean O’Brien

Director of Investor Relations

Ptek Holdings, Inc.

(404) 262-8462

PTEK HOLDINGS, INC. ANNOUNCES COMPLETION OF

PLACEMENT OF CONVERTIBLE SUBORDINATED NOTES

Company to Use Proceeds to Repurchase or Redeem a Portion of its 5 ¾% Convertible Notes Due 2004

ATLANTA, August 12, 2003 – Ptek Holdings, Inc. (NASDAQ: PTEK; www.ptek.com) announced today the closing of its unregistered offering of $75.0 million of 5.0% convertible subordinated notes due 2008, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). Cash interest is payable on the notes on February 15 and August 15 of each year.

The notes will be convertible under certain circumstances into the Company’s common stock, $.01 par value, at a conversion rate of 149.3786 shares per $1,000.00 principal amount of notes (equal to an initial conversion price of approximately $6.69 per share), subject to adjustment in certain circumstances.

The Company has granted the initial purchasers of the notes a 30-day option to purchase up to an additional $10 million principal amount of the notes. The Company intends to use the net proceeds from the Offering, which are expected to be approximately $71.9 million ($81.7 million if the initial purchasers’ option is exercised in full), to repurchase in the open market or redeem a portion of its existing 5 ¾% convertible subordinated notes due 2004.

The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act or the securities laws of any state, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Ptek Holdings, Inc.

Ptek Holdings, Inc. is a leading provider of business communications services that enable global enterprises to better communicate with constituents, acquire and retain customers and automate business processes. These solutions, which include conferencing, Web collaboration and messaging, are marketed under the Premiere Conferencing and Xpedite brand names.

Ptek Holdings’ corporate headquarters is located at 3399 Peachtree Road NE, The Lenox Building, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek’s forward-looking statements, including the following factors: our ability to respond to rapid technological change, the development of alternatives to our products and services and the risk of obsolescence of our products, services and technology; market acceptance of new products and services; our ability to manage our growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by us may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of our strategic relationships, including the amount of business generated and the viability of the strategic partners, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringements claims; our ability to repay or refinance all or a portion of our existing convertible notes issued to the public, which mature on July 1, 2004; the failure of the purchaser to pay the liabilities assumed in, or incurred after, the sale or our former Voicecom business unit; our services may be interrupted due to failure of the platforms and network infrastructure utilized in providing our services; our services may be interrupted and our costs may increase due to the filing by MCI and Global Crossing for protection under Chapter 11 of the United States Bankruptcy Code; competitive pressures among communications services providers, including pricing pressures, may increase significantly, particularly after the emergence of MCI and Global Crossing from protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by our customers and the ability of those customers to pay for services utilized; risks associated with expansion of our international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which we are doing business, may be less favorable than expected; legislative or regulatory changes, such as the recent Federal Communications Commission revisions to the Telephone Consumer Protection Act of 1991 rules, may adversely affect the businesses in which we are engaged; changes in the securities markets may negatively impact us; increased leverage in the future may harm our financial condition and results of operations; our dependence on our subsidiaries for cash flow may negatively affect our business and our ability to pay amounts due under our indebtedness; we may not be able to purchase or refinance the notes if so required or desired; and other factors described from time to time in our press releases, reports and other filings with the SEC. These and other factors may cause our actual results of differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.